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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 1, 2006

                            LINDSAY MANUFACTURING CO.
             (Exact name of registrant as specified in its charter)

           Delaware                   1-13419                 47-0554096
  (State of Incorporation)   (Commission File Number)        (IRS Employer
                                                        Identification Number)

               2707 North 108th Street
                      Suite 102
                   Omaha, Nebraska                                68164
      (Address of principal executive offices)                 (Zip Code)

                                 (402) 428-2131
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 2006, Lindsay Manufacturing Co. ("Lindsay," or the "Company") completed the acquisition of Barrier Systems, Inc. ("BSI") and its subsidiary Safe Technologies, Inc. through the merger of a wholly owned subsidiary of Lindsay with and into BSI (the "Merger"). As a result, BSI has become a wholly-owned subsidiary of Lindsay. BSI is engaged in the manufacture of specialty roadway barriers and traffic flow products that are used to reduce traffic congestion and enhance safety.

     Total cash merger consideration to be paid to the stockholders of BSI and holders of options to acquire BSI stock was $35,000,000 less (i) approximately $3,796,000 representing liabilities of BSI for borrowed money which were repaid at closing by Lindsay, (ii) approximately $29,0000 representing liabilities of BSI for borrowed money which were not repaid at closing and (iii) approximately $906,000 of transaction costs of BSI. Of the cash merger consideration, $3,500,000 is held in escrow to secure the indemnification obligations of the shareholders and option holders of BSI and $1,000,000 is held in escrow pending calculation of the final merger consideration based on the adjusted net assets of BSI at closing. The Company funded the payment of the merger consideration using a combination of its own working capital and borrowing under the new credit agreement described in Item 2.03 below.

     Prior to the Merger, certain assets of BSI were conveyed to a limited liability company and the entire equity interests in such company were distributed to the shareholders of BSI as a special dividend. As a result, these assets (consisting primarily of proceeds from the sale of equity interests in Canadian distributors which historically had been accounted for under the equity method), were not acquired by Lindsay through the Merger.

     The foregoing description of the Merger is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of May 1, 2006, by and among Lindsay, BSI, LM Acquisition Corporation and QMB Payment Co., LLC, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

     Prior to the Merger, the Company supplied components to BSI used by BSI in its manufacturing process in the ordinary course of business. The Company did not consider this to be a material relationship with BSI or its shareholders.

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     The consolidated statement of operations of BSI for the twelve months ended
December 31, 2005 and the trailing twelve months ended April 30, 2006 are set forth below. Complete financial data regarding BSI as required by Item 9.01 of Form 8-K will be provided in an amendment hereto.

                              BARRIER SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          TWELVE MONTHS ENDED
                                                       -------------------------
                                                        (AUDITED)    (UNAUDITED)
                                                        DECEMBER        APRIL
                                                          2005          2006
                                                       -----------   -----------
Operating revenues .................................   $16,410,654   $21,321,912
Cost of operating revenues .........................     8,046,500    10,858,425
                                                       -----------   -----------
Gross profit .......................................     8,364,154    10,463,487
                                                       -----------   -----------
Operating expenses .................................     6,056,267     6,389,158
                                                       -----------   -----------
Operating income ...................................   $ 2,307,887   $ 4,074,329
                                                       ===========   ===========

Note: Depreciation and amortization for the twelve-months ended December 31, 2005 and April 30, 2006, was $967,000 and $1,040,000, respectively.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     In order to finance the Merger described above in Item 2.01, Lindsay entered into an unsecured $30 million Term Note and Credit Agreement, each effective as of June 1, 2006, with Wells Fargo Bank, N.A. (collectively, the "Credit Agreement"). In addition, Lindsay entered into a interest rate swap transaction with Wells Fargo Bank, N.A.

     Borrowings under the Credit Agreement bear interest at a rate equal to LIBOR plus 50 basis points. However, this variable interest rate has been converted to a fixed rate of 6.05% through the interest rate swap transaction. Principal is repaid quarterly in equal payments of $1,071,428 over a seven year period commencing September, 2006.

     The Credit Agreement contains certain covenants, including covenants relating to Lindsay's financial condition. Upon the occurrence of any event of default specified in the Credit Agreement, including a change in control of Lindsay (as defined in the Credit Agreement), all amounts due thereunder may be declared to be immediately due and payable.

     Copies of the Term Note and Credit Agreement are filed as Exhibits 10.2 and
10.3 hereto, respectively, and are incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired. To supplied by amendment no later than August 10, 2006.

(b) Pro-forma financial information. To be supplied by amendment no later than August 10, 2006.

(d)  Exhibits.

10.1 Agreement and Plan of Merger, dated June 1, 2006, by and among the Company, LM Acquisition Corporation, Barrier Systems, Inc. and QMB Payment Co., LLC.

10.2 Term Note, dated June 1, 2006, by and between the Company and Wells Fargo Bank, N.A.

10.3 Credit Agreement, dated June 1, 2006, by and between the Company and Wells Fargo Bank, N.A.

10.4 Amended and Restated ISDA Confirmation dated May 8, 2006, by and between the Company and Wells Fargo Bank, N.A.

10.5 ISDA Master Agreement, dated May 5, 2006, by and between the Company and Wells Fargo Bank, N.A.

10.6 Schedule to the ISDA Master Agreement, Dated May 5, 2006, by and between the Company and Wells Fargo Bank, N.A.

99.1 Press Release, dated June 1, 2006, issued by the Company.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2006                      LINDSAY MANUFACTURING CO.


                                         By: /s/ David Downing
                                             -----------------------------------
                                             David Downing, Vice President and
                                             Chief Financial Officer